As filed with the Securities and Exchange Commission on April 25, 2022.

Registration No. 333-264231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clarus Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	85-1231852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

555 Skokie Boulevard, Suite 340

Northbrook, Illinois 60062

(847) 562-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Dudley, Ph.D.

Chief Executive Officer

555 Skokie Boulevard, Suite 340

Northbrook, Illinois 60062

(847) 562-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Marianne Sarrazin, Esq. Goodwin Procter LLP Three Embarcadero Center, 28th Floor San Francisco, California 94111 Tel: (415) 733-6000	Barry Grossman, Esq. Sarah E. Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-264231

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Clarus Therapeutics Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-264231) (the “Prior Registration Statement”), which the Registrant filed with the Commission on April 25, 2022, and which the Commission declared effective on April 25, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of Units to be offered by the Registrant in the public offering by $5,750,000, which includes additional shares and/or Class A Warrants that the underwriters have the option to purchase and additional shares of common stock underlying the warrants to be issued to the underwriters. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table filed as an exhibit to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of RSM US LLP, independent registered public accounting firm of Clarus Therapeutics Holdings, Inc.

23.2	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-264231), originally filed with the Securities and Exchange Commission on April 11, 2022 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northbrook, State of Illinois on April 25, 2022.

CLARUS THERAPEUTICS HOLDINGS, INC.

By:	/s/ Robert E. Dudley, Ph.D.
Name:	Robert E. Dudley, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert E. Dudley, Ph.D. Robert E. Dudley, Ph.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 25, 2022

/s/ Richard Peterson Richard Peterson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 25, 2022

* Kimberly Murphy	Chairman of the Board	April 25, 2022

* John Amory	Director	April 25, 2022

* Elizabeth Cermak	Director	April 25, 2022

* Joseph Hernandez	Director	April 25, 2022

* Mark Prygocki	Director	April 25, 2022

* Alex Zisson	Director	April 25, 2022

*By:	/s/ Richard Peterson
Richard Peterson
Attorney-in-fact